Exhibit 10.5

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into effective as of June 1, 2007 (the “Effective Date”), by and between HOMEOWNERS CHOICE, INC., a Florida corporation (the “Company”), and SCORPIO SYSTEMS, INC., a Florida corporation, whose address is 1520 Gulf Blvd, Suite 1706, Clearwater, Florida 33767 (the “Consultant”).

RECITALS

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company desires to engage the Consultant to provide consulting services to the Company; and

WHEREAS, the Consultant desires to provide consulting services to the Company upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties hereto covenant and agree as follows:

1. Consulting Engagement. The Company hereby engages the Consultant to provide consulting services to the Company, and the Consultant hereby accepts such engagement, upon the terms and conditions set forth in this Agreement. The consulting services to be provided by the Consultant hereunder will be provided on an as-needed basis (as requested by the Company, in its discretion), and such consulting services will consist of the provision of advice, information, and consultation regarding the insurance business, particularly as it relates to the Company’s business (collectively, the “Consulting Services”). To the extent that the Company shall have any parent company, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively “Related Entities”), the Consultant shall, without additional compensation, perform the Consulting Services for these entities to the same extent as for the Company.

2. Term. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for early termination set forth in Section 5 hereof, the consulting engagement of the Consultant under this Agreement shall commence on the Effective Date and shall continue thereafter on a month to month basis (each month a “Consulting Term”).

3. Independent Contractor. At all times during the Consultant’s engagement, the Consultant will act as an independent contractor. The Consultant will not be considered an employee of the Company for any purpose and will not be entitled to any of the benefits that the Company may provide for its employees. Moreover, it is expressly agreed by the parties that no agency relationship is, or will be deemed to have been, created by this Agreement, and no party will by reason of this Agreement have the power or authority to bind any other party contractually or otherwise. The Consultant will be solely responsible for the payment and reporting of any and all federal and state taxes and withholdings due on amounts paid hereunder, and Company will not withhold any amounts for federal, state or local income taxes or taxes, assessments or withholding liabilities, and the Consultant will indemnify and hold Company harmless from and against any costs, damages or liabilities relating to any such taxes, assessments or withholdings. In addition to the foregoing, nothing set forth in this Agreement shall be construed as creating a partnership or joint venture between the Consultant and the Company.

4. Consulting Fee.

(a) Fee. As compensation for Consultant’s services and in consideration for the Consultant’s covenants contained in this Agreement, the Company shall pay the Consultant Twelve Thousand and NO/100 Dollars ($12,000.00) per month until this Agreement is terminated (the “Consulting Fee”). The Consulting Fee shall be payable on the first day of each month, and Consultant agrees that the Consulting Fee is in exchange for the Consultant’s services.

(b) Reimbursement of Expenses. The Consultant shall be reimbursed for all reasonable and customary travel and other business expenses incurred by the Consultant and approved by the Company in connection with the performance of Consultant’s duties hereunder, provided that such reimbursement shall be subject to, and in accordance with, any travel policies, expense reimbursement policies and/or expense documentation requirements of the Company that may be in effect from time to time.

5. Termination.

(a) Change in Control of Consultant. The Consulting Term shall terminate early if Paresh Patel dies, becomes incapacitated or fails to own a controlling interest in the Consultant.

(b) Termination By Company or Consultant. Either party may, prior to the scheduled expiration of the Consulting Term, terminate the Consulting Term at any time without cause and without penalty, provided that at least fifteen (15) days’ prior written notice of termination is provided by the terminating party to the non-terminating party. In the event of a termination pursuant to this Section 5(b), the Consultant shall be entitled to receive any unpaid Consulting Fees owing to Consultant up through and including the effective date of the termination of the Consulting Term.

6. Nonsolicitation and Nondisclosure Covenants.

(a) Rationale for Restrictions. Consultant acknowledges that the Consulting Services to be provided hereunder are of a special, unique, and extraordinary character, and Consultant’s engagement by the Company places Consultant in a position of confidence and trust with customers, suppliers, and other persons and entities with whom the Company and its Related Entities have a business relationship. The Consultant further acknowledges that the rendering of services under this Agreement will likely require the disclosure to Consultant of Confidential Information (as defined below) relating to the Company and/or Related Entities. As a consequence, the Consultant agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Company and Related Entities that the Consultant make the covenants contained in this Section 6, that such covenants are a material inducement for the Company to engage the Consultant and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

(b) Extension of Provisions to Officers and Directors. Consultant acknowledges and agrees that the covenants contained in this Section 6 extend to any and all officers, directors, employees or agents of the Consultant.

(c) Nonsolicitation Covenants. As used herein, the term “Restrictive Period” means the time period commencing on the Effective Date of this Agreement and ending on the first (1st) anniversary of the date on which the Consulting Term expires or is terminated. In addition, the term “Covered Business” means any business which is the same as, or similar to, any business conducted by the Company or any of the Related Entities at any time during the Restrictive Period. The Consultant agrees that the Consultant will not engage in any of the following acts anywhere in the United States during the Restrictive Period:

(i)	directly or indirectly assist, promote or encourage any existing or potential employees of the Company or any Related Entity, as well as any other parties which have a business relationship with the Company or a Related Entity, to terminate, discontinue, or reduce the extent of their relationship with the Company or a Related Entity. For purposes of this section, potential employees shall mean those individuals which the Company has contacted regarding a position with the Company and the Company is currently engaged in conversations with regarding such position, including any persons who have submitted resumes or scheduled interviews with the Company;

(ii)	solicit business of the same or similar type as a Covered Business, from any person or entity known by the Consultant to be a policy holder of the Company, whether or not the Consultant had contact with such person or entity during the Consultant’s engagement by the Company;

(iii)	disparage the Company, any Related Entities, and/or any shareholder, director, officer, employee, or agent of the Company or any Related Entity; and/or

(iv)	engage in any practice the purpose of which is to evade the provisions of this Section 6 or commit any act which adversely affects the Company, any Related Entity, or their respective businesses.

The Consultant acknowledges and agrees that, in light of the unique nature of the Company’s business, the Company will market its products on a nationwide basis and will compete with various companies and businesses across the country. Accordingly, the Consultant agrees that the geographic scope of the above covenants is a reasonable means of protecting the Company’s (and the Related Entities’) legitimate business interests.

(d) Disclosure of Confidential Information. For purposes of this Agreement, the term “Confidential Information” shall mean any data of the Company which is not ordinarily known by non-Company personnel, including but not limited to the following information and data – customer lists, research and development, equipment, systems technologies, trade secrets, pricing policy, technical data and such information normally understood to be confidential or otherwise designated as such by the Company. The Consultant recognizes and acknowledges that disclosure or dissemination to any third party of any Confidential Information of the other party could result in substantial damages being incurred by the Company and/or its affiliates, principals, employees or customers. The Consultant hereby covenants and agrees that it will not, directly or indirectly, disclose, disseminate, publish, or permit the disclosure, dissemination or publication of any or all of the terms and conditions of any Confidential Information of the Company, to or for any other person, group, firm, corporation, association or other entity for any purposes whatsoever, without the prior written consent of the Company and without such other person, group, firm, corporation, association or other entity first entering into a separate Nondisclosure of Confidential Information Agreement in a form agreed to by the Company.

(e) Prevention of Premature Disclosure of Information. The Consultant agrees and acknowledges that, because the success of the Company is heavily dependent upon maintaining the secrecy of the Company’s Confidential Information and preventing the premature public disclosure of the Company’s proprietary information and technology, the Consultant agrees to use the Consultant’s best efforts and his highest degree of care, diligence, and prudence to ensure that no Confidential Information prematurely leaks or otherwise prematurely makes its way into the public domain or any public forum, including, without limitation, into any trade publications, internet chat rooms, or other similar forums. In the event that the Consultant becomes aware of any premature leak of Confidential Information or becomes aware of any circumstances creating a risk of such a leak, the Consultant shall immediately inform the Company of such leak or of such circumstances.

(f) Removal and Return of Proprietary Items. The Consultant will not remove from the Company’s premises (except to the extent such removal is for purposes of the performance of the Consulting Services at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Consultant recognizes that, as between the Company and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Company. Upon expiration or termination of the Consulting Term, or upon the request of the Company during the Consulting Term, the Consultant will return to the Company all of the Proprietary Items in the Consultant’s possession or subject to the Consultant’s control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(g) Enforcement and Remedies. In the event of any breach of any of the covenants set forth in this Section 6, the Consultant recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 6. Additionally, the period of time applicable to any covenant set forth in this Section 6 will be extended by the duration of any violation by the Consultant of such covenant. In the event a court of competent jurisdiction determines that any of the covenants set forth in this Section 6 are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent, but only to the extent, necessary to render it enforceable.

7. Essential and Independent Covenants. The Consultant’s covenants in Section 6 of this Agreement are independent covenants, and the existence of any claim by the Consultant against the Company under this Agreement or otherwise will not excuse the Consultant’s breach of any covenant in Section 6.

8. Representations and Warranties by The Consultant. The Consultant represents and warrants to the Company that the execution and delivery by the Consultant of this Agreement do not, and the performance by the Consultant of the Consultant’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Consultant, or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound, including, without limitation, any noncompetition agreement or similar agreement.

9. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by facsimile transmission (as long as receipt is acknowledged), or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the address or facsimile number for each party set forth on the signature page hereto, or to such other address or facsimile number as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

10. Miscellaneous. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by both of the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Consultant’s engagement by the Company, and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the engagement of the Consultant which are not set forth in this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Company, its respective successors and assigns, and the Consultant and Consultant’s heirs, executors, administrators and legal representatives. The duties and covenants of the Consultant under this Agreement, being personal, may not be delegated or assigned by the Consultant without the prior written consent of the Company, and any attempted delegation or assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

11. Governing Law; Resolution of Disputes. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Florida without regard to principles of choice of law or conflicts of law thereunder. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Florida, County of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District Court located in Hillsborough County, Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. THE PARTIES HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT.

12. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page covenants and agrees to deliver promptly after the date hereof two (2) original copies to the other party hereto.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:
HOMEOWNERS CHOICE, INC., a Florida corporation

By:	/s/ Frank McCahill III
Frank McCahill III, CEO
Homeowners Choice, Inc. 145 NW Central Park Plaza Suite 110 Port St. Lucie, Florida 34986 Facsimile Number: (772) 204-9399
CONSULTANT:
SCORPIO SYSTEMS, INC., a Florida corporation

By:	/s/ Paresh Patel
Paresh Patel, President
Address and Facsimile Number: 1520 Gulf Blvd Suite 1706 Clearwater, Florida 33767 Facsimile Number: [ ]

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